Exhibit 10.1

STOCK REPURCHASE AND CONVERSION AGREEMENT

THIS STOCK REPURCHASE AND CONVERSION AGREEMENT (this “Agreement”) is entered into as of September 18, 2019 by and between NCR Corporation, a Maryland corporation (the “Company”), BCP VI SBS ESC Holdco L.P., a Delaware limited partnership (“BCP SBS”), Blackstone NCR Holdco L.P., a Delaware limited partnership (“BCP Holdco”), BTO NCR Holdings - ESC L.P., a Delaware limited partnership (“BTO ESC”) and BTO NCR Holdings L.P., a Delaware limited partnership (“BTO Holdco” and, together with BCP SBS, BCP Holdco and BTO ESC, the “Sellers”).

RECITALS

WHEREAS, the Sellers own in the aggregate 512,221 shares of the Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series A Preferred Stock”), as of the date hereof;

WHEREAS, each share of Series A Preferred Stock is convertible into approximately 33.333 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), at any time at the option of the Sellers;

WHEREAS, the Sellers have determined to sell 237,673 shares of the Series A Preferred Stock held by the Sellers to the Company for cash, and the Company has agreed to repurchase such shares of Series A Preferred Stock held by the Sellers for the consideration and upon the terms and conditions provided in this Agreement (the “Repurchase”);

WHEREAS, the Sellers have determined to convert 274,548 shares of the Series A Preferred Stock held by the Sellers into 9,163,956 shares of Common Stock (the “Conversion”), which includes accrued dividends pursuant to Sections 4(b) and 6(a) of Exhibit A the Company’s Charter (as defined below), pursuant to and in accordance with the charter of the Company (the “Charter”, including the terms of the Series A Preferred Stock) and as set forth in this Agreement;

WHEREAS, in accordance with the Company’s Related Person Transaction Policy, the Committee on Directors and Governance of the Board of Directors of the Company (the “Board”) has determined that the Repurchase and the Conversion, and related transactions that may be required in connection therewith, be considered by all of the disinterested members of the Board;

WHEREAS, the Board (subject to certain recusals but including all disinterested members of the Board) has determined it advisable and in the best interests of the Company to enter into this Agreement, and has authorized and approved the execution of this Agreement and performance of the Repurchase and the Conversion, and related transactions that may be required in connection therewith, including the payment of the Consideration (as defined herein).

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1.	Transaction.

(a)

At the Closing (as defined below) (i) each Seller hereby transfers, assigns, sells, conveys and delivers to the Company, and the Company hereby purchases from such Seller, the number of shares of Series A Preferred Stock set forth opposite such Seller’s name on

Schedule A hereto (collectively, the “Repurchase Shares”) and (ii) each Seller hereby converts the number of shares of Series A Preferred Stock set forth opposite such Seller’s name on Schedule B hereto, and the Company hereby issues to such Seller the number of shares of Common Stock set forth opposite such Seller’s name on Schedule B (collectively, the “Transaction”). The aggregate consideration for the consummation of the Transaction contemplated hereby shall be equal to (i) $302,000,000 in cash and (ii) the delivery of 9,163,956 shares of Common Stock to satisfy the Conversion of the Preferred Stock pursuant to its terms (the “Consideration”), which shall be allocated among the Sellers as directed by the Sellers in writing prior to the Closing (the “Allocation Instruction”). Prior to the Closing, the Sellers shall deliver a conversion notice, and the Sellers and the Company shall take all other actions required to effect the Conversion and the Repurchase under the terms of the Charter.

(b)

The closing of the Conversion and the Repurchase (the “Closing”) shall take place on September 20, 2019 at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Squares, New York, New York 10036, or at such other time and place as may be agreed upon by the Company and the Sellers. At the Closing, the Company agrees to deliver to each of the Sellers the applicable Consideration for such Seller, as provided for in the Allocation Instruction, by wire transfer of immediately available funds, to an account designated in writing by each Seller.

2.	Company Representations. In connection with the transactions contemplated hereby, the Company represents and warrants to the Sellers that:

(a)

The Company is a corporation duly organized and validly existing under the Laws of the State of Maryland. The Company has all necessary corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. All consents, approvals, authorizations and orders necessary for the execution and delivery by the Company of this Agreement, and for the purchase of the Repurchase Shares by the Company hereunder, have been obtained.

(b)

The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Board, and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by each of the Sellers, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar state or federal laws, common law, statutes, ordinances, codes, rules or regulations or other similar requirement enacted, adopted, promulgated, or applied by any governmental authority (“Laws”) of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(c)

Neither the execution and delivery of this Agreement nor the consummation by the Company of the transactions contemplated hereby, nor performance or compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of (A) the Company’s organizational documents or (B) the similar organizational documents of any of the Company’s subsidiaries or (ii) (x) violate any

Law or outstanding order, judgment, injunction, ruling, writ or decree of any governmental authority (“Judgments”) applicable to the Company or any of its subsidiaries or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms or provisions of any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement (each, a “Contract”) to which the Company or any of its subsidiaries is a party or accelerate the Company’s or, if applicable, any of its subsidiaries’ obligations under any such Contract.

(d)

Both immediately prior to and after giving effect to the Repurchase, (i) the Company and its subsidiaries shall be Solvent (as defined below) and (ii) the fair value and present fair saleable value of the Company’s assets exceed its total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) by an amount that exceeds the Company’s statutory capital. For purposes of this Agreement, the term “Solvent” means that, as of the applicable time of determination, the Company and its subsidiaries, taken as a whole, (A) are able to pay their respective debts as they become due; (B) own property which has a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities); and (C) have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or its subsidiaries.

(e)

The Company makes no representations or warranties, express or implied, about the Repurchase, the Conversion, the Company or otherwise, except as expressly set forth in this Section 2, and the Sellers expressly disclaim reliance on any such other representations or warranties.

3.	Representations of the Sellers. In connection with the transactions contemplated hereby, each of the Sellers (as to itself only) hereby represents and warrants to the Company that:

(a)

Such Seller is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware. Such Seller has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Seller of this Agreement, and for the sale and delivery of the Repurchase Shares to be sold by such Seller hereunder, have been obtained.

(b)

The execution, delivery and performance by such Seller of this Agreement and the consummation by such Seller of the transactions contemplated hereby have been duly authorized and approved by all necessary action on the part of such Seller, and no further action, approval or authorization by any of its directors, managers, stockholders, partners, members or other equity owners, as the case may be, is necessary to authorize the execution, delivery and performance by such Seller of this Agreement and the consummation by each Seller of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Seller and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of such Seller, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(c)

Neither the execution and delivery of this Agreement by such Seller, nor the consummation of the transactions contemplated hereby by such Seller, nor performance or compliance by such Seller with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate or articles of incorporation, bylaws, limited partnership agreement or other comparable charter or organizational documents of such Seller or (ii) (x) violate any Law or Judgment applicable to such Seller or any of its subsidiaries or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms, conditions or provisions of any Contract to which such Seller or any of its subsidiaries is a party or accelerate such Seller’s or any of its subsidiaries’, if applicable, obligations under any such Contract.

(d)

As of the date hereof, such Seller has, and immediately prior to the delivery of the Repurchase Shares to the Company at the Closing will have, valid title to its Repurchase Shares free and clear of all liens or other encumbrances (other than any lien or encumbrance arising as a result of the Company’s ownership of any such shares).

(e)

Such Seller (i) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Repurchase and of making an informed investment decision without reliance on the Company or any of its affiliates or representatives, (ii) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act), (iii) is a “qualified institutional buyer” (as that term is defined in Rule 144A of the Securities Act) and (iv) (1) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Repurchase and (2) has had an opportunity to discuss with the Company and its representatives the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access. Such Seller has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of, and form an investment decision with respect to, the Repurchase. Such Seller has made its own independent analysis and decision to enter into this Agreement and effect the transactions contemplated by this Agreement relying solely upon the advice of its own financial, legal, tax, accounting and other advisors as it has deemed necessary. Such Seller understands that, in making a decision to enter into this Agreement and effect the transactions contemplated by this Agreement, the Company is expressly relying on the acknowledgements and agreements of the Sellers set forth in this Agreement.

(f)

Such Seller is a sophisticated entity with knowledge and experience in financial and business matters, including considerable experience in investments in securities such as the Series A Preferred Stock and the Common Stock, has adequate information concerning the Series A Preferred Stock and the Common Stock and understands the disadvantage to which such Seller may be subject on account of the disparity of information between the Company and such Seller. Such Seller believes, by reason of its business and financial experience, that such Seller is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and of protecting such Seller’s own interest in connection with the transactions contemplated by this Agreement.

(g)

(i) The Company currently may have, and later may come into possession of, material, non-public information regarding the Company (financial or otherwise), including, but not limited to, results of operations, businesses, properties, plans (including acquisition and divestiture plans) and prospects (collectively, “Information”), which Information is not currently known to such Seller and may (x) impact the value of the Series A Preferred Stock being sold or the Common Stock and (y) be material to such Seller’s decision to enter into this Agreement, (ii) the Company has no duty to disclose to such Seller any of the Information, (iii) such Seller acknowledges that the Company possesses the Information and after discussing these matters with such Seller’s counsel and such other advisors as such Seller deems appropriate, such Seller wishes to consummate the transactions contemplated by this Agreement, which are the result of independent arms-length negotiations between the Company and such Seller, notwithstanding such Seller’s lack of knowledge of the Information and (iv) such Seller does not wish to receive any such Information and will not request from the Company any Information the Company may now have or of which the Company may later come into possession.

(h)

Such Seller acknowledges its responsibilities under the federal and state securities laws relating to restrictions on trading in securities of an issuer while in possession of material, non-public information, and restrictions on sharing such information with other persons who may engage in such trading.

(i)

Such Seller makes no representations or warranties, express or implied, about the Repurchase, the Conversion, the Sellers or otherwise, except as expressly set forth in this Section 3, and the Company expressly disclaims reliance on any such other representations or warranties.

(j)

Each Seller is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”) and is not receiving the Consideration as an agent, nominee, or custodian on behalf of any other person.

4.	Termination. This Agreement may be terminated at any time by the mutual written consent of the Company and the Sellers.

5.

Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered (i) personally, (ii) mailed by certified or registered mail, return receipt requested and postage prepaid, (iii) sent via a nationally recognized overnight courier or (iv) sent via email to the recipient, provided that a hard copy is also sent in accordance with the delivery methods set forth in clause (i) or (iii) of this Section 5. Such notices, demands and other communications will be sent to the address indicated below:

To the Sellers:

Blackstone Capital Partners VI L.P.

c/o The Blackstone Group

345 Park Avenue

New York, NY 10154

Attn:           Greg Perez

                   Naveen Bhatia

Email:        Gregory.Perez@blackstone.com

                   Naveen.Bhatia@blackstone.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

Attention:          Joshua Korff, Esq.

Email:                joshua.korff@kirkland.com

To the Company:

NCR Corporation

864 Spring Street NW

Atlanta, GA 30308

Attention:          General Counsel/Notices

Email:                law.notices@ncr.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention:          Stephen F. Arcano

                           Neil P. Stronski

Email:               stephen.arcano@skadden.com

                           neil.stronski@skadden.com

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

6.	Miscellaneous.

(a)

Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b)

Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

(c)

Complete Agreement. This Agreement, together with that certain letter agreement by and among the parties hereto dated the date hereof, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their affiliates, or any of them, with respect to the subject matter hereof and thereof.

(d)

Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

(e)

Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto. Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

(f)

No Third Party Beneficiaries or Other Rights. No provision of this Agreement shall confer upon any person or other entity other than the parties hereto and their permitted assigns any rights or remedies hereunder. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages in respect of any breach of this Agreement from, any Non-Recourse Party.

(g)

Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles, except where the provisions of the Laws of the State of Maryland are mandatorily applicable. All legal or administrative proceeding, suit, investigation, arbitration or action (“Actions”) arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 6(g) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 6(g) and shall not be deemed to confer rights on any person or entity other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 5 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

(h)

Mutuality of Drafting. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

(i)

Remedies. The parties hereto agree and acknowledge that money damages will not be an adequate remedy for any breach of the provisions of this Agreement, that any breach of the provisions of this Agreement shall cause the other parties irreparable harm, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(j)	Amendment and Waiver. Subject to compliance with applicable Law, this Agreement may be amended or supplemented in any and all respects only by written agreement of the parties hereto.

(k)

Extension of Time, Waiver, Etc. The Company and the Sellers may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company or the Sellers in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(l)

Further Assurances. Each of the Company and the Sellers shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement. The Company acknowledges and agrees that the Registration Rights Agreement, dated as of December 4, 2015, by and among the Company and the Sellers, shall remain in effect in accordance with its terms and that the Company will continue to perform its obligations thereunder in accordance with the terms thereof.

(m)

Expenses. Each of the Company and the Sellers acknowledge and agree that expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the reasonable fees and disbursements of counsel to the Sellers in connection herewith) shall be governed by Section 8.11 in that certain Investment Agreement by and between the Company and the Sellers without giving effect to the two provisos therein.

(n)

Investment Agreement. The parties acknowledge and agree that, notwithstanding anything to the contrary in the Investment Agreement, including, but not limited Section 5.08 thereof, each of the Sellers and the Company are permitted to enter into this Agreement and consummate the transactions contemplated hereby. Notwithstanding anything to the contrary in the Investment Agreement, including, but not limited to Section 5.10 thereof, each of the Sellers and the Company agree that the Purchasers (as defined in the Investment Agreement) shall no longer have any designation and/or nomination rights (including the related committee rights) under Section 5.10 thereof as of Closing but the Initial Purchaser Director Designees (as defined in the Investment Agreement) shall not be required to resign at Closing.

(o)

Tax Matters. The parties acknowledge and agree that (i) the Repurchase and Conversion and the payment of the Consideration hereunder is not intended to be treated as a distribution to which Section 301 of the Code applies or otherwise have the effect of the distribution of a dividend under Section 356(a)(2) of the Code and (ii) the Company shall not withhold any taxes with respect any of the transactions contemplated hereunder (including, without limitation on the payment of the Consideration). The parties hereto shall take no position inconsistent with the foregoing on any tax return or in any audit or proceeding (whether judicial or administrative) or for any other tax purpose, unless required by a “determination” (within the meaning of Section 1313(a) of the Code).

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Repurchase Agreement as of the date first written above.

Company:

NCR Corporation

By:	/s/ Andre J. Fernandez
Name:	Andre J. Fernandez
Title:	EVP and Chief Financial Officer

[Signature Page to Stock Repurchase and Conversion Agreement]

Sellers:

BCP VI SBS ESC HOLDCO L.P.

By: BCP VI Side-by-Side GP L.L.C., its General Partner

By:	/s/ Martin Brand
Name:	Martin Brand
Title:	Senior Managing Director

BLACKSTONE NCR HOLDCO L.P.

By: Blackstone Management Associates VI L.L.C., its General Partner

By: BMA VI L.L.C., its Sole Member

By:	/s/ Martin Brand
Name:	Martin Brand
Title:	Senior Managing Director

BTO NCR HOLDINGS - ESC L.P.

By: BTO Holdings Manager L.L.C., its General Partner

By: Blackstone Tactical Opportunities Associates L.L.C., its Managing Member

By: BTOA L.L.C., its Sole Member

By:	/s/ Christopher J. James
Name:	Christopher J. James
Title:	Authorized Person

[Signature Page to Stock Repurchase and Conversion Agreement]

BTO NCR HOLDINGS L.P.

By: BTO Holdings Manager L.L.C, its General Manager

By: Blackstone Tactical Opportunities Associates L.L.C., its Managing Member

By: BTOA L.L.C., its Sole Member

By:	/s/ Christopher J. James
Name:	Christopher J. James
Title:	Authorized Person

[Signature Page to Stock Repurchase and Conversion Agreement]